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FOR IMMEDIATE RELEASE                                        EXHIBIT 99.1

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com


          MANCHESTER REPORTS FISCAL FOURTH QUARTER AND YEAR END RESULTS


     HAUPPAUGE, NEW YORK - October 28, 2004 - Manchester Technologies, Inc. (NASDAQ NM: MANC), a leading distributor of display technology solutions and plasma display monitors, today announced financial results for the fourth quarter and fiscal year ended July 31, 2004.

     On May 28, 2004, the Company sold its end-user information technology fulfillment and professional services business to ePlus, inc., a leading provider of Enterprise Cost Management, in an all cash transaction. The results of operations for the end-user information technology fulfillment and professional services business have been recorded as discontinued operations in the accompanying consolidated statements of operations.

     Revenue from continuing operations for the quarter was $40.1 million as compared with $40.5 million for the comparable quarter last year. Income from continuing operations for the quarter was $265,000 or $0.03 per diluted share as compared with a loss from continuing operations of $206,000 or $0.03 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 8,310,000 and 7,990,000, respectively.

     Revenue from continuing operations for the fiscal year ended July 31, 2004 was $173.0 million as compared with $164.2 million for the fiscal year ended July 31, 2003. Income from continuing operations for the fiscal year was $2.3 million or $0.28 per diluted share as compared with $2.6 million or $0.33 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 8,210,000 and 8,007,000, respectively.

     Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "While revenues in the quarter were slightly lower than last year, we are pleased that our gross margins increased both in dollars and as a percentage of revenues. The display technology market is expected to continue to grow and we remain a dominant player in this market. As a result of the sale of our IT product and service business, we are now able to focus all our efforts on continuing to grow our display solutions business."

     The Company ended the quarter with cash and cash equivalents of $16.9 million, working capital of $34.4 million, total assets of $71.6 million and shareholders' equity of $42.1 million.

MANCHESTER TECHNOLOGIES, INC.

Page 2

About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a distributor of display technology solutions and plasma display monitors through its subsidiary Electrograph Systems, Inc. and is a distributor of computer hardware, primarily to dealers and system integrators. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com and the website of its subsidiary at http://www.electrograph.com.



Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued intense competition in the computer industry, continued deterioration in average selling prices of personal computers and display technologies, a decrease in the growth of the display technology market, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2003, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.






                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                   Three months ended                 Year ended
                                                        July 31,                        July 31,
                                                   2004           2003             2004         2003
                                                   ----           ----             ----         ----
                                                       (Unaudited)

Revenue                                            $40,097        $40,520       $173,040      $164,156

Cost of Revenue                                     36,642         37,240        156,354       147,672
                                                    ------         ------        --------      -------

       Gross profit                                  3,455          3,280         16,686        16,484

Selling, general and
    administrative expenses                          3,157          3,557         12,892        12,214
                                                     -----          -----         ------        ------

       Income (loss) from operations                   298           (277)         3,794         4,270

Interest and other income (expense), net               146            (31)           (20)          115
                                                       ---            ----           ----          ---

       Income (loss)  from continuing operations
           before income taxes                         444           (308)         3,774         4,385

Income tax provision (benefit)                         179           (102)         1,490         1,775
                                                       ---           ----          -----         -----

Income (loss) from continuing operations               265           (206)         2,284         2,610
                                                       ---            ----         -----         -----

Discontinued operations:
       Loss from operations of
    discontinued component                          (5,302)        (3,411)        (7,616)       (8,005)
Income tax benefit                                  (1,947)          (970)        (2,851)       (2,807)
                                                     ------           ----        -------        ------

Loss from discontinued operations                   (3,355)        (2,441)        (4,765)       (5,198)
                                                    -------         ------         ------        -----

Net   loss                                         $(3,089)       $(2,647)       $(2,481)      $(2,588)
                                                     ======         ======       ========       =======

Income (loss) per share from continuing operations
   Basic                                            $0.03          $(0.03)          $0.28        $0.33
                                                     ====            =====           ====         ====

   Diluted                                          $0.03          $(0.03)          $0.28        $0.33
                                                     ====           ======           ====         ====

Loss per share from discontinued operations
   Basic                                           $(0.41)         $(0.31)         $(0.59)      $(0.65)
                                                    ======           =====          =====         =====

   Diluted                                         $(0.41)         $(0.31)         $(0.59)      $(0.65)
                                                     =====           =====          ======        =====

Net loss  per share
   Basic                                           $(0.38)         $(0.33)         $(0.31)      $(0.32)
                                                     ====            =====          =====        ======

   Diluted                                         $(0.38)         $(0.33)         $(0.31)      $(0.32)
                                                     ====            =====          =====        ======


Weighted average  shares outstanding
  Basic                                              8,117          7,990           8,077        7,990
                                                     =====          =====           =====        =====
  Diluted                                            8,310          7,990           8,210        8,007
                                                     =====          =====           =====        =====

                          - Additional Tables Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)

                                                                        July 31,      July 31,
                                                                          2004          2003
                                                                          ----          ----                  -
                                         Assets
Current assets:
     Cash and cash equivalents                                           $16,881       $ 8,553
     Accounts receivable, net of allowance for doubtful accounts
        of $2,848 and $1,426, respectively                                15,530        35,117
     Inventory                                                            20,301         9,605
     Deferred income taxes                                                 1,212           603
     Prepaid taxes                                                           916         1,704
     Prepaid expenses and other current assets                             1,266           709
                                                                           -----        ------
                      Total current assets                                56,106        56,291

Property and equipment, net                                                9,890        13,985
Goodwill, net                                                              3,735         6,439
Deferred income taxes                                                      1,728           757
Other assets                                                                 183           278
                                                                         -------       -------

                      Total assets                                       $71,642       $77,750
                                                                          ======        ======


                          Liabilities and Shareholders' Equity

Current liabilities:
        Accounts payable and accrued expenses                            $21,492       $24,752
        Deferred service contract revenue                                      -           666
Current portion of capital lease obligations                                 246           212
                                                                        --------      --------

                      Total  current liabilities                          21,738        25,630


Deferred compensation payable                                                 98           263
Capital lease obligations, net of current portion                          7,683         7,923
                                                                           -----         -----

                                Total liabilities                         29,519        33,816
                                                                          ------        ------

Commitments and contingencies

Shareholders' equity:
     Preferred stock, $.01 par value; 5,000 shares
        authorized, none issued                                                -             -
     Common stock, $.01 par value; 25,000 shares
        authorized, 8,163 and 7,990 shares issued
        and outstanding                                                       82            80
     Additional paid-in capital                                           19,597        18,942

     Deferred compensation                                                     -           (13)
     Retained earnings                                                    22,444        24,925
                                                                          ------        ------

                      Total shareholders' equity                          42,123        43,934
                                                                          ------        ------

                      Total liabilities and shareholders' equity         $71,642       $77,750
                                                                          ======        ======

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